UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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REVETT MINERALS INC.
(Name of Registrant as Specified in Its Charter)

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REVETT MINERALS INC.
11115 East Montgomery, Suite G
Spokane Valley, WA 99206
April __, 2013

REVETT MINERALS INC.

NOTICE OF THE ANNUAL AND SPECIAL MEETING
OF SHAREHOLDERS

NOTICE is hereby given that the annual and special meeting (the “Meeting”) of the shareholders of Revett Minerals Inc. (the “Company”) will be held at The Conference Centre at the OBA, 20 Toronto Street, Suite 300, Toronto, Ontario M5C 2B8 on June 4, 2013 at 1:00 p.m. (Eastern Daylight Time), for the following purposes:

1.	To receive the consolidated financial statements of the Company for the financial year ended December 31, 2012 and the report of the auditors thereon.

2.	To elect directors.

3.	To appoint auditors of the Company for the ensuing year and to authorize the directors to fix their remuneration.

4.

To consider, and if deemed advisable, to pass an ordinary resolution substantially in the form set out in the accompanying management information circular confirming an amendment to the Company’s Restated and Amended By-Law No. 1 to incorporate advance notice requirements for the nomination of directors.

5.

To consider, and if deemed advisable, to pass a special resolution substantially in the form set out in the accompanying management information circular approving an amendment of the articles of the Company to allow for meetings of shareholders to be held in such location within Canada or the United States as the directors of the Corporation may determine.

6.

To consider, and if deemed advisable, to pass an ordinary resolution substantially in the form set out in the accompanying management information circular approving, confirming and ratifying an amendment and restatement of the Company’s Shareholder Rights Plan to, among other things, extend its expiry date.

7.	To hold an advisory vote on executive compensation.

8.	To hold an advisory vote on the frequency of holding future advisory votes on executive compensation.

9.	To transact such further and other business as may properly come before the Meeting or any postponement or adjournment thereof.

A shareholder wishing to be represented by proxy at the Meeting or any postponement or adjournment thereof must deposit his or her duly executed form of proxy with the Company’s transfer agent and registrar, Computershare Investor Services Inc., 9th Floor, 100 University Avenue, Toronto, Ontario, M5J 2Y1, Attention: Proxy Department, or by facsimile to (416) 263-9524 or 1-866-249-7775 not later than 1:00 p.m. (Eastern Daylight Time) on May 31, 2013 or, if the Meeting is adjourned, 48 hours (excluding Saturdays and holidays) before any postponement or adjournment of the Meeting. The time limit for the deposit of proxies may be waived by the chair of the Meeting at his discretion, without notice. A shareholder may also vote by telephone or via the Internet by following the instructions on the form of proxy. If a shareholder votes by telephone or via the Internet, completion or return of the proxy form is not needed. The directors of the Company have fixed the close of business on April 23, 2013 as the record date for the determination of the shareholders of the Company entitled to receive notice of the Meeting and to vote at the Meeting. No cumulative voting rights are authorized and dissenter’s rights are not applicable to any matters being voted upon.

2

A management information circular and form of proxy accompany this Notice.

DATED this day of April, 2013.

By Order of the Board

“Kenneth S. Eickerman”
Kenneth S. Eickerman
Chief Financial Officer

REVETT MINERALS INC.

MANAGEMENT INFORMATION CIRCULAR

PART ONE - VOTING INFORMATION

SOLICITATION OF PROXIES

This Management Information Circular (the “Circular”) is furnished in connection with the solicitation by management of Revett Minerals Inc. (the “Company”) of proxies to be used at the annual and special meeting of shareholders of the Company (the “Meeting”) to be held on June 4, 2013 at the time and place and for the purposes set forth in the accompanying Notice of Meeting (the “Notice”). It is expected that the solicitation will be primarily by mail, but proxies may also be solicited personally or by telephone by the directors, officers and employees of the Company who will not receive any additional compensation for such services. The cost of solicitation by management will be borne by the Company.

APPOINTMENT AND REVOCATION OF PROXIES

The persons named in the enclosed form of proxy are directors and officers of the Company. A shareholder desiring to appoint some other person (who need not be a shareholder) to represent the shareholder at the Meeting may do so either by inserting such person’s name in the blank space provided in the applicable form of proxy or by completing another proper form of proxy and, in either case, depositing his or her duly executed form of proxy with the Company’s transfer agent and registrar, Computershare Investor Services Inc., 9th Floor, 100 University Avenue, Toronto, Ontario, M5J 2Y1, Attention: Proxy Department, or by facsimile to (416) 263-9524 or 1-866-249-7775 not later than 1:00 p.m. (Eastern Daylight Time) on May 31, 2013 or, if the Meeting is adjourned, 48 hours (excluding Saturdays and holidays) before any postponement or adjournment of the Meeting. You may also vote by telephone or via the Internet by following the instructions on the form of proxy. If you vote by telephone or via the Internet, do not complete or return the proxy form.

In addition to revocation in any other manner permitted by law, a proxy may be revoked by instrument in writing executed by the shareholder or by his attorney authorized in writing and deposited either at the registered office of the Company at any time up to and including the last business day preceding the day of the Meeting, or any postponement or adjournment thereof, at which the proxy is to be used or with the Chairman of the Meeting on the day of the Meeting, or postponement or adjournment thereof, and upon either of such deposits the proxy is revoked.

EXERCISE OF DISCRETION BY PROXIES

The person named in the enclosed form of proxy will vote or withhold from voting the common shares in respect of which he is appointed in accordance with the direction of the shareholder appointing him. If the shareholder specifies a choice with respect to any matter to be acted upon, the shares will be voted accordingly. In the absence of any direction to the contrary, all common shares represented by proxy will be voted: (i) FOR the election of each director-nominee; (ii) FOR the re-appointment of auditors and authorizing the directors to fix the remuneration of the auditors; (iii) FOR the confirmation of the ByLaw Amendment Resolution; (iv) FOR the approval of the Location of Meetings of Shareholders Resolution; (v) FOR the approval of the Rights Plan Resolution; and (vi) FOR approval of the advisory votes on executive compensation.

The enclosed form of proxy confers discretionary authority upon the person named therein with respect to amendments or variations to matters identified in the Notice and with respect to other matters which may properly come before the Meeting. At the time of printing of this Circular, management of the Company knows of no such amendments, variations or other matters to come before the Meeting. However, if any such amendment, variation or other matter properly comes before the Meeting, it is the intention of the person named in the accompanying form of proxy to vote on such other business in accordance with his best judgment.

NON-REGISTERED HOLDERS

Only registered shareholders of the Company or the persons they appoint as their proxies are permitted to vote at the Meeting. However, in many cases, common shares of the Company beneficially owned by a person (a “Non-Registered Holder”) are registered either: (a) in the name of an intermediary (an “Intermediary”) with whom the Non-Registered Holder deals in respect of the common shares of the Company (Intermediaries include, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered RRSPs, RRIFs, RESPs and similar plans); or (b) in the name of a clearing agency (such as The Canadian Depository for Securities Limited (“CDS”)) of which the Intermediary is a participant.

Non-Registered Holders who have not objected to their Intermediary disclosing certain ownership information about themselves to the Company are referred to as “NOBOs”. Those Non-Registered Holders who have objected to their Intermediary disclosing ownership information about themselves to the Company are referred to as “OBOs”. In accordance with the requirements of National Instrument 54-101, the Company has elected to send the Notice, this Circular, the form of proxy and the Company’s consolidated financial statements for the financial year ended December 31, 2012 (which includes management’s discussion and analysis) (collectively, the “meeting materials”) directly to the NOBOs, and indirectly through Intermediaries to the OBOs. The Intermediaries (or their service companies) are responsible for forwarding the meeting materials to each OBO, unless the OBO has waived the right to receive them.

Intermediaries will frequently use service companies to forward the meeting materials to the OBOs. Generally, an OBO who has not waived the right to receive meeting materials will either:

(a)

be given a voting instruction form (“VIF”) which is not signed by the Intermediary, and which, when properly completed and signed by the OBO and returned to the Intermediary or its service company, will constitute voting instructions which the Intermediary must follow; or

(b)

less frequently, be given a form of proxy which has already been signed by the Intermediary (typically by a facsimile, stamped signature), which is restricted as to the number of common shares beneficially owned by the OBO and must be completed, but not signed, by the OBO and deposited with the Company’s transfer agent, Computershare.

These meeting materials are being sent to both registered shareholders and Non-Registered Holders. If you are a Non-Registered Holder, and the Company or its agent has sent these meeting materials to you, your name and address and information about your holdings of securities have been obtained in accordance with applicable securities regulatory requirements from the Intermediary holding securities on your behalf. By choosing to send these meeting materials to you directly, the Company (and not the Intermediary holding securities on your behalf) has assumed responsibility for (a) delivering these materials to you, and (b) executing your proper voting instructions. Please return your voting instructions as specified in the request for voting instruction.

The meeting materials sent to NOBOs who have not waived the right to receive them are accompanied by a VIF or a form of proxy already signed by the Intermediary. By returning the VIF, or form of proxy, in accordance with the instructions noted on it, a NOBO is able to instruct the voting of the common shares owned by him, her or it.

VIFs, whether provided by the Company or by an Intermediary, should be completed and returned in accordance with the specific instructions noted on the VIF, including those regarding where and by when the VIF is to be delivered. The purpose of this procedure is to permit Non-Registered Holders to direct the voting of the common shares that they beneficially own.

Should a Non-Registered Holder who receives a VIF wish to attend the Meeting or have someone else attend on his or her behalf, the Non-Registered Holder may request a legal proxy as set forth in the VIF, which will grant the Non-Registered Holder, or his or her nominee, the right to attend and vote at the Meeting.

VOTING SHARES

The authorized capital of the Company consists of an unlimited number of common shares and an unlimited number of preferred shares, issuable in series. As of April 15, 2013, the Company had outstanding an aggregate of 34,596,387 common shares, each carrying the right to one vote per share, and no preferred shares.

The record date for the determination of shareholders entitled to receive notice of the Meeting and to vote at the Meeting has been fixed as April 23, 2013. In accordance with the provisions of the Canada Business Corporations Act (“CBCA”), the Company will prepare a list of holders of common shares on such record date. Each holder of common shares named in the list will be entitled to one vote per common share shown opposite his or her name on the list at the Meeting.

There are no rights to dissent from any of the matters that will come to a vote at the Meeting.

Except for election of directors, amendment of the articles and the advisory votes on executive compensation, all of the matters that will come to a vote at the Meeting are ordinary resolutions and can be passed by a simple majority – that is, if more than half of the votes that are cast are in favour, the resolution will be approved. Abstentions will not be counted for or against a proposal. The nominees for election as directors at the Meeting will be elected by a plurality of the votes cast at the Meeting. In order to be effective, the resolution to amend the articles of the Company respecting the location of meetings of shareholders must be approved by at least two-thirds of the votes cast at the Meeting on the resolution.

A registered shareholder as of April 23, 2013 that attends the Meeting in person may vote common shares registered in his or her name without the need to complete and return the enclosed proxy. Registered shareholders that wish to vote at the Meeting must register with Computershare Investor Services Inc. before the official start of the Meeting.

In the United States, brokers and other intermediaries, holding shares in street name for their customers, are generally required to vote the shares in the manner directed by their customers. If their customers do not give any direction, brokers may vote the shares at their discretion on routine matters, but not on non-routine matters.

The absence of a vote on a non-routine matter is referred to as a broker non-vote. Any shares represented at the Meeting but not voted (whether by abstention, broker non-vote or otherwise) will have no impact in the election of directors, except to the extent that the failure to vote for an individual results in another individual receiving a larger proportion of votes cast for the election of directors.

PRINCIPAL HOLDERS OF VOTING SECURITIES

To the knowledge of the directors and executive officers of the Company, based on publicly available information as of April 15, 2013, the following table sets forth the only persons or companies who beneficially own or control or direct, directly or indirectly, 10% or more of the votes attached to the common shares of the Company.

Name	Address	Number of Common Shares	Percentage of Common Shares
Silver Wheaton Corp.(1)	Suite 3150 - 666 Burrard Street Vancouver, British Columbia V6C 2X8	5,041,143	14.6%
Trafigura Beheer B.V.	Van Heuven Goedhartlaan 937, 1187 LD Amsterlveen, P.O. Box 74135, 1070 BC Amsterdam, The Netherlands	3,666,667	10.6%

___________________
Notes:
(1) Silver Wheaton Corp. also owns warrants exercisable into an additional 244,836 common shares of the Company.

PART TWO - BUSINESS OF THE MEETING

ANNUAL FINANCIAL STATEMENTS

The consolidated financial statements of the Company for the financial year ended December 31, 2012 and the auditors’ report thereon will be placed before the shareholders of the Company at the Meeting.

ELECTION OF DIRECTORS

The articles of the Company provide that the Company shall have not more than 20 directors to be elected annually. Five directors will be elected at the Meeting. Each director will hold office until the next annual meeting or until a successor is duly elected or appointed, unless his office is earlier vacated in accordance with the Company’s by-laws.

The board of directors of the Company (“Board”) considered the adoption of a majority voting policy for directors of the Company. It has decided not to adopt such a policy at this time until it has an opportunity to more closely examine trends in the United States on the adoption of majority voting policies. The Company’s head office is in the United States, all of its operations are in the United States and the Company’s common shares trade on NYSE MKT as well as the Toronto Stock Exchange.

The following table and the notes thereto disclose (i) the name of each person proposed to be nominated by management for election as a director; (ii) all positions and offices with the Company now held by him; (iii) his principal occupation; (iv) his period of service as a director of the Company; and (v) the approximate number of common shares of the Company beneficially owned, or controlled or directed, directly or indirectly, by him as at April 15, 2013. Proxies in favour of management nominees will be voted FOR the election of each of the proposed nominees in the absence of directions to the contrary. Management does not contemplate that any of the nominees will be unable to serve as a director, but if that should occur for any reason prior to the Meeting, the person named in the enclosed form of proxy reserves the right to vote for another nominee in his discretion. All of the nominees currently serve as directors of the Company and their terms of office are to expire upon the termination of the Meeting. The information below as to the number of common shares of the Company owned by nominees for election as directors is not within the knowledge of management and has been furnished by the nominees themselves.

Name(1)	Office Held	Principal Occupation	Date First Elected/Appointed	No. of Shares	Percent of Class
JOHN G. SHANAHAN Connecticut, U.S.A. (1) (5)	President and Chief Executive Officer and Director	President and CEO of the Company	December 2004	420,472(6)	1.2%
TIMOTHY R. LINDSEY Texas, U.S.A. (1)(2)(3)(5)	Chairman of the Board and Director	Principal, Lindsey Energy & Natural Resources	April 2009	608,566(7)	1.8%
ALBERT F. APPLETON New York, U.S.A. (1)(2)(4)	Director	Environmental and Public Finance Consultant	June 2010	23,396(8)	Less than 1%
LARRY OKADA Alberta, Canada(2)(3)(4)	Director	Chief Financial Officer of BCGold Corp.	December 2009	1,004(9)	Less than 1%
JOHN B. MCCOMBE Ontario, Canada(3)(4)(5)	Director	Mining Engineering Consultant	November 2010	1,004(10)	Less than 1%

__________________________
Notes:
(1)	Member of the Environmental Committee of the Board
(2)	Member of the Compensation Committee of the Board
(3)	Member of the Audit Committee of the Board
(4)	Member of the Corporate Governance and Nominating Committee of the Board
(5)	Member of the Safety Committee of the Board
(6)

Mr. Shanahan also holds options to purchase 215,000 common shares of the Company at exercise prices ranging from US$0.45 to US$4.98 per share of which 55,000 are exercisable until September 10, 2014, 30,000 are exercisable until March 30, 2015, 40,000 are exercisable until March 21, 2016, 50,000 are exercisable until April 1, 2017 and 40,000 are exercisable until March 21, 2018.

(7)

Mr. Lindsey also holds options for the purchase of 215,000 common shares of the Company at exercise prices ranging from US$0.45 to US$4.98 per share of which 55,000 are exercisable until September 10, 2014, 30,000 are exercisable until March 30, 2015, 40,000 are exercisable until March 21, 2016, 50,000 are exercisable until April 1, 2017 and 40,000 are exercisable until March 21, 2018.

(8)

Mr. Appleton also holds options for the purchase of 130,000 common shares of the Company at exercise prices ranging from US$2.16 to US$4.98 per share of which 40,000 are exercisable until March 21, 2016, 50,000 are exercisable until April 1, 2017 and 40,000 are exercisable until March 21, 2018.

(9)

Held through Larry M Okada Inc. Mr. Okada holds options for the purchase of 190,000 common shares of the Company at exercise prices ranging from US$1.65 to US$4.98 per share of which 30,000 are exercisable until December 30, 2014, 30,000 are exercisable until March 30, 2015, 40,000 are exercisable until March 21, 2016, 50,000 are exercisable until April 1, 2017 and 40,000 are exercisable until March 21, 2018.

(10)

Mr. McCombe holds options for the purchase of 150,000 common shares of the Company at exercise prices ranging from US$2.16 to US$4.98 per share of which 20,000 are exercisable until November 1, 2015, 40,000 are exercisable until March 21, 2016, 50,000 are exercisable until April 1, 2017 and 40,000 are exercisable until March 21, 2018.

The following is a description of the business background of the directors and executive officers of the Company. Except as noted below, each proposed nominee has been engaged for more than five years in his present principal occupation.

John G. Shanahan (age – 53) - President, Chief Executive Officer and Director. Mr. Shanahan was named the Company’s President and CEO in October 2008. Prior to becoming CEO, Mr. Shanahan was the Chairman of the Board from 2005 until April 2009. Mr. Shanahan’s background is in commodity price risk management and he has held senior management positions with Barclays Capital, Rothschild Inc., Pasminco Ltd, and Australian Mining and Smelting. Mr. Shanahan is also a director of Mediterranean Resources Ltd. and Condor Blanco Mines Ltd. Mr. Shanahan holds a bachelor of commerce degree from the University of Melbourne, a graduate diploma in Systems Analysis and Design from the Royal Melbourne Institute of Technology, and an MBA degree from the Columbia School of Business. The Corporate Governance and Nominating Committee concluded that Mr. Shanahan should be re-elected and continue to serve as a director because of his commodity price risk management experience and breadth of experience gained from both financial institutions and mining companies.

Timothy R. Lindsey (age – 60) - Director and Chairman of the Board. Mr. Lindsey has over thirty years of technical and executive leadership in energy and mineral exploration, production and business development in the U.S., Canada, Africa, Europe, Latin America, the CIS and Asia-Pacific. Early in his career he worked as an exploration geologist on several base-metal projects. From 1975 until 2003, Mr. Lindsey held various senior management positions with Marathon Oil (MRO: NYSE) in both U.S. and International exploration and production. He was employed by The Houston Exploration Company (THX: NYSE) from 2003-2005 as Senior Vice President. From March 2005 to the present, Mr. Lindsey has been a Principal of Lindsey Energy and Natural Resources, an independent consulting firm specializing in energy and mining industry issues. He has served on both public and private company boards and currently serves (since 2006) as a director for Daybreak Oil and Gas (DBRM.OB). Mr. Lindsey received a bachelor of science in geology from Eastern Washington University and completed graduate studies-economic geology at the University of Montana. He also completed the Advanced Executive Program at Northwestern University and is a member of several professional associations. The Corporate Governance and Nominating Committee concluded that Mr. Lindsey should be re-elected and continue to serve as a director because of his unique leadership skills and knowledge of Montana and its governmental bodies.

On February 27, 2009, Challenger Energy Corporation (a company of which Mr. Lindsey is a former director) obtained an order for protection under the Companies’ Creditors Arrangement Act (Canada) (the “CCAA”). On September 15, 2009, Challenger successfully emerged from CCAA protection under a plan of arrangement and corporate merger.

On October 15, 2010, Canadian Sahara Energy Inc (“Sahara”), a private Canadian oil and gas firm of which Mr. Lindsey was an officer and director, filed a Notice of Intention to File a Proposal under the Bankruptcy and Insolvency Act (Canada) (“BIA”) in order to obtain a stay of proceedings for a disputed oil and gas asset located in north Africa. A Proposal was filed within 30 days as required under the BIA. The sole creditor under the Proposal did not accept the Proposal, but was otherwise satisfied by lifting of the stay. Although no funds were owing, Sahara was deemed to be in bankruptcy, as a technical matter under the BIA. A second Proposal will result in Sahara emerging from bankruptcy with a certification of full performance when accepted and approved by creditors and the Courts. Sahara has advised that it anticipates that its sole creditor will accept the second Proposal.

Albert F. Appleton (age – 68) - Director. Mr. Appleton has been an international environmental and public finance consultant since 2005. From 1994 to 2005, Mr. Appleton was a Senior Fellow of Infrastructure at the New York City Regional Plan Association and from 1990 to 1993 he was Commissioner of the New York City Department of Environmental Protection and Director of the New York City Water and Sewer System, where he was noted for his innovations in watershed protection, water conservation and water resource management and finance. Mr. Appleton is a graduate of Gonzaga University of Spokane, Washington and Yale Law School. The Corporate Governance and Nominating Committee concluded that Mr. Appleton should be re-elected and continue to serve as a director because of his highly specialized knowledge of environmental issues.

Larry Okada (age – 63) - Director. Mr. Okada has extensive public finance and accounting experience with Deloitte & Touche, Staley Okada & Partners, and PricewaterhouseCoopers LLP. Mr. Okada is a Chartered Accountant in British Columbia and Alberta as well as a Certified Public Accountant in Washington State. Mr. Okada is currently a member of various committees with the Institute of Chartered Accountants of British Columbia. The Corporate Governance and Nominating Committee concluded that Mr. Okada should be re-elected and continue to serve as a director because of his breadth of knowledge of accounting and financial matters.

John B. McCombe (age – 52) - Director. McCombe has over 25 years of operating experience in North American and international mining and mineral processing operations. Mr. McCombe was until November 2012 the Chief Operating Officer of Dalradian Resources Inc. Prior to that, he served as Senior Vice President - Operating Strategy at IAMGOLD Corporation. Mr. McCombe graduated from Queen’s University in 1983 with a Bachelor of Science in Mining Engineering and is a member of the Canadian Institute of Mining and Metallurgy. Upon graduation Mr. McCombe joined Dickenson Mines (now Goldcorp) at their Red Lake operation where he held various mine and mill superintendent positions. From 1995 to 2005, Mr. McCombe was with Breakwater Resources where he was responsible for global operations. The Corporate Governance and Nominating Committee concluded that Mr. McCombe should be re-elected and continue to serve as a director because of his experience operating mines.

Kenneth S. Eickerman (age – 55) – Chief Financial Officer. Mr. Eickerman was appointed Chief Financial Officer in December 2008. Prior to joining Revett Silver as an officer in April 2005, Mr. Eickerman was Controller of Mustang Line Contractors, Inc. (from May 2002 to March 2005), and Controller and Treasurer of Apollo Gold, Inc. (from February 1999 to May 2002). Before that, he worked in various finance capacities for Pegasus Gold, Inc. Mr. Eickerman graduated from Washington State University and is a certified public accountant licensed in the State of Washington.

Douglas Miller (age – 59) – Vice-President of Operations. Mr. Miller was appointed Vice President of Operations in October 2012 and is responsible for overseeing operations at Troy and development plans at Rock Creek. He joined the Company in 2004. Mr. Miller graduated from Montana Tech with a degree in Mining Engineering in 1978 and has over thirty years of experience in operating producing mines. Prior to joining the Company, he worked in ASARCO, both in its Northwest Mining Department (at the Galena, Coeur, and Troy mines) and in its Eastern Mining Department (as the manager of five zinc mines in Tennessee).

Monique Hayes (age – 47) – Corporate Secretary. Ms. Hayes was appointed Corporate Secretary in December 2010. She has over seven years of investor relations experience in the mining industry and over ten years of general advertising, communications and brand management experience. Prior to joining Revett Silver in March 2009, Ms. Hayes worked for Sterling Mining, Public Dialog Direct, WhiteRunkle Advertising and Studio Interactive, working on several national accounts including AT&T Wireless, Bell Atlantic and NordicTrack. She attended City University where she studied business management, brand strategy and communications.

Standing Committees of the Board

The Company’s Board has an Audit Committee, a Compensation Committee, a Corporate Governance and Nominating Committee, a Safety Committee and an Environmental Committee.

The current members of the Audit Committee include the chair of the committee, Larry Okada (independent), Timothy R. Lindsey (independent) and John B. McCombe (independent). Mr. Okada is an “audit committee financial expert” within the meaning of Regulation S-K, Item 407(d)(5).

The current members of the Compensation Committee include the chair of the committee, Timothy R. Lindsey (independent), Albert F. Appleton (independent) and Larry Okada (independent).

The current members of the Corporate Governance and Nominating Committee include the chair of the committee, Larry Okada (independent), Albert F. Appleton (independent) and John B. McCombe (independent).

The current members of the Safety Committee include the chair of the committee, John B. McCombe (independent), Timothy R. Lindsey (independent) and John G. Shanahan (not independent).

The current members of the Environmental Committee include the chair of the committee, Albert F. Appleton (independent), Timothy R. Lindsey (independent) and John G. Shanahan (not independent).

See “Part Four - Statement of Corporate Governance Practices”.

Shareholder Nominees

Pursuant to section 20.1 of the Company’s Restated and Amended By-Law No. 1, nominations by shareholders for the election of directors at the Meeting (other than nominations by shareholders pursuant to a shareholder proposal or a requisitioned meeting), are to be received by the Company on or before May 5, 2013.

APPOINTMENT OF AUDITORS

Proxies received in favour of management will be voted FOR the appointment of KPMG LLP as auditors of the Company to hold office until the next annual meeting of shareholders and the authorization of the directors to fix their remuneration unless the shareholder has specified in the proxy that his or her shares are to be withheld from voting in respect thereof. KPMG LLP (Canadian member firm of the independent member firms affiliated with KPMG International Cooperative) was first appointed as auditors of the Company on August 24, 2004. KPMG LLP (the U.S. member firm of KPMG International) was appointed as auditors of the Company on December 2, 2011. In order to be effective, the appointment of KPMG LLP must be approved by a majority of the votes cast at the Meeting by shareholders voting in person or by proxy.

Representatives of KPMG LLP will not be in attendance at the Meeting.

Audit and Non-audit Fees

The following sets forth information relating to fees billed or incurred by the Company for professional services rendered to the Company for each of the past two years:

Audit Fees. For the fiscal years ended December 31, 2012 and 2011, KPMG LLP, Boise, Idaho, billed the Company US$200,000 and US$275,000, respectively, for professional services rendered by such firm for the audit of the Company’s consolidated financial statements and for reviewing certain of the Company’s periodic filings with the SEC.

For the fiscal years ended December 2012 and 2011, KPMG LLP, Vancouver, British Columbia, our former auditors, billed the Company Cdn$nil and Cdn$21,000, respectively, for professional services rendered by such firm for the audit of the Company’s consolidated financial statements and for reviewing certain of the Company’s periodic filings under applicable securities laws.

Audit-Related Fees. During the fiscal years ended December 31, 2012 and 2011, KPMG did not perform or bill the Company for any other audit related services.

Tax Fees. During the fiscal years ended December 31, 2012 and 2011, KPMG did not perform or bill the Company for any tax compliance, tax advice or tax planning services.

All Other Fees. During the fiscal years ended December 31, 2012 and 2011, KPMG did not perform or bill the Company for any other services.

CONFIRMATION OF BY-LAW AMENDMENTS

Background

On March 7, 2013, the Board approved an amendment and restatement of the Company’s Restated and Amended By-Law No. 1 by adding a new paragraph 20.1 (the “By-Law Amendment”) to adopt by-laws requiring advance notice of director nominees from shareholders. The purpose of the By-Law Amendment is to ensure that an orderly nomination process is observed, that shareholders are well-informed about the identity, intentions and credentials of director nominees and that shareholders vote in an informed manner after having been afforded reasonable time for appropriate deliberation.

Among other things, the By-Law Amendment fixes a deadline by which shareholders must provide notice to the Company of nominations for election to the Board. The notice must include all information that would be required to be disclosed in a dissident proxy circular in connection with the solicitations of proxies for the election of directors under applicable corporate and securities laws relating to the shareholder making the nominations (as if such shareholder were a dissident soliciting proxies) and each person that such shareholder proposes to nominate for election as a director. In addition, the notice must provide information as to the shareholdings of the shareholder making the nominations, confirmation that the proposed nominees meet the qualifications of directors and residency requirements imposed by corporate law, and confirmation as to whether each proposed nominee is independent for the purposes of National Instrument 52-110. The deadline by which the notice must be delivered to the Company is set forth in the table below.

Meeting Type	Nomination Deadline
Annual meeting of shareholders	Either (a) no fewer than 30 days and no more than 65 days prior to the date of the meeting or (b) no more than 10 days after the date of the first public filing or announcement of the date of the meeting, if the meeting is called for a date that is fewer than 50 days after the date of such public filing or announcement.
Special meeting of shareholders (which is not also an annual meeting)	No more than 15 days after the date of the first public filing or announcement of the date of the meeting.

The By-Law Amendment does not affect nominations made pursuant to shareholder proposals or the requisition of a meeting of shareholders, in each case made in accordance with the provisions of the CBCA. The full text of the By-Law Amendment is attached as Appendix B.

If the By-Law Amendment is approved by shareholders at the Meeting, it will continue to be effective and in full force and effect at, and following, the Meeting. If the By-Law Amendment is not approved by shareholders at the Meeting, it will terminate and be of no further force or effect at, and following, the Meeting.

Proposed Resolution and Board’s Recommendation

At the Meeting, shareholders will be asked to consider and, if deemed advisable, to pass the following ordinary resolution (the “By-Law Amendment Resolution”) approving the By-Law Amendment:

“BE IT RESOLVED THAT the amendment of Restated and Amended By-Law No. 1 of the Company, as set forth in the management information circular of the Company dated April ___, 2013, is hereby confirmed without amendment; the directors of the Company are authorized to amend and restate Restated and Amended By-Law No. 1 to incorporate such amendment; and any director or officer of the Company be and is hereby authorized and directed to execute and deliver for and in the name of and on behalf of the Company all such certificates, instruments, agreements, documents and notices and to do all such other acts and things as in such person’s opinion may be necessary or desirable for the purpose of giving effect to this resolution.”

To be effective, the By-Law Amendment Resolution must be approved by at least a majority of the votes cast at the Meeting.

The Board has unanimously approved the By-Law Amendment and recommends to shareholders of the Company that they vote FOR the By-Law Amendment Resolution.

Unless the shareholder has specified in the enclosed form of proxy that the common shares represented by such proxy are to be voted against the By-Law Amendment Resolution, the persons named in the enclosed form of proxy intend to vote FOR the By-Law Amendment Resolution.

APPROVAL TO AMEND ARTICLES RESPECTING LOCATION OF MEETINGS OF SHAREHOLDERS

The CBCA provides that meetings of shareholders may be held at a place outside of Canada if the place is specified in the articles. The Company seeks to amend its articles to allow meetings of shareholders to be held in any location within Canada or the United States as shall be determined by the Board from time to time, to provide the Company increased flexibility. The Company’s head office is in the United States, all of its operations are in the United States and the Company’s common shares trade on NYSE MKT (as well as the Toronto Stock Exchange).

At the Meeting, shareholders will be asked to consider and, if deemed advisable, to pass the following special resolution (the “Location of Meetings of Shareholders Resolution”):

“BE IT RESOLVED AS A SPECIAL RESOLUTION THAT:

(1)      the articles of the Company be amended to provide that “Meetings of the shareholders of the corporation may be held in any location within Canada or the United States as shall be determined by the directors of the corporation.”

(2) the Board may revoke this resolution before it is acted upon, without further approval of the shareholders.

(3)      any director or officer of the Company be and is hereby authorized and directed to execute and deliver for and in the name of and on behalf of the Company all such certificates, instruments, agreements, documents and notices and to do all such other acts and things as in such person’s opinion may be necessary or desirable for the purpose of giving effect to this resolution.”

To be effective, the Location of Meetings of Shareholders Resolution must be approved by at least two-thirds of the votes cast at the Meeting.

The Board has unanimously approved the Location of Meetings of Shareholders Resolution and recommends to shareholders of the Company that they vote FOR the Location of Meetings of Shareholders Resolution.

Unless the shareholder has specified in the enclosed form of proxy that the common shares represented by such proxy are to be voted against the Location of Meetings of Shareholders Resolution, the persons named in the enclosed form of proxy intend to vote FOR the Location of Meetings of Shareholders Resolution.

APPROVAL TO AMEND AND RESTATE SHAREHOLDERS RIGHTS PLAN

Background

On February 14, 2005, the Board adopted a shareholders rights plan, which was amended and restated on March 23, 2007 and again on May 10, 2010 (the “Rights Plan”). The fundamental objectives of the Rights Plan are to provide adequate time for the Board and shareholders to assess an unsolicited take-over bid for the Company, to provide the Board with sufficient time to explore and develop alternatives for maximizing shareholder value if a take-over bid is made, to provide shareholders with an equal opportunity to participate in a take-over bid and to protect the interests of the shareholders of the Company.

The Rights Plan will expire on June 30, 2013. In anticipation of the expiry of the Rights Plan, the Board approved an amendment and restatement of the Rights Plan on April 15, 2013 (as amended and restated, the “Amended and Restated Rights Plan”) to extend the Rights Plan to June 28, 2016, unless terminated earlier in accordance with the terms of the plan. The terms of the Amended and Restated Rights Plan are substantially the same as the terms of the Rights Plan and are consistent with the terms of the latest generation of Canadian shareholder rights plans adopted by other Canadian issuers. In addition to certain conforming revisions, the Amended and Restated Rights Plan add provisions related to anti-money laundering legislation, privacy legislation and clarifies that nothing in the Amended and Restated Rights Plan will be construed to suggest or imply that the Board will not be entitled to recommend that holders of the Voting Shares reject or accept any take-over bid or take any other action including the commencement, prosecution, defence or settlement of any litigation and the solicitation of additional or alternative take-over bids or other proposals to shareholders that the directors believe are necessary or appropriate in the exercise of their fiduciary duties.

The Amended and Restated Rights Plan is not being extended in response to, or in anticipation of, an acquisition or take-over bid of the Company. A copy of the Amended and Restated Rights Plan dated April 15, 2013 between the Company and Computershare Investor Services Inc. is available on www.sec.gov, www.sedar.com and may also be obtained by contacting the Secretary of the Company.

The Amended and Restated Rights Plan encourages a potential acquirer who makes a take-over bid to proceed either by way of a “Permitted Bid” (described below), which generally requires a take-over bid to satisfy certain minimum standards designed to promote fairness, or with the concurrence of the Board. If a take-over bid fails to meet these minimum standards and the Amended and Restated Rights Plan is not waived by the Board, the Amended and Restated Rights Plan provides that holders of common shares of the Company, other than the acquirer, will be able to purchase additional common shares at a significant discount to market, thus exposing the person acquiring common shares to substantial dilution of its holdings.

In adopting the Amended and Restated Rights Plan, the Board considered the existing legislative framework governing take-over bids in Canada. The Board believes such legislation currently does not provide sufficient time to permit shareholders to consider a take-over bid and make a reasoned and unhurried decision with respect to a take-over bid or give the Board sufficient time to develop alternatives for maximizing shareholder value. Shareholders also may feel compelled to tender to a take-over bid even if the shareholder considers such bid to be inadequate out of a concern that failing to tender may result in a shareholder being left with illiquid or minority-discounted shares in the Company. This is particularly so in the case of a partial bid for less than all the common shares of the Company where the bidder wishes to obtain a control position but does not wish to acquire all of the common shares of the Company. Finally, while existing securities legislation has addressed many concerns related to unequal treatment of shareholders, there remains the possibility that control of a company may be acquired pursuant to private agreements in which a small group of shareholders disposes of shares at a premium to market price, which premium is not shared with the other shareholders.

It is not the intention of the Board in recommending the confirmation and ratification of the Amended and Restated Rights Plan to either secure the continuance of the directors or management of the Company or to preclude a take-over bid for control of the Company. The Amended and Restated Rights Plan provides that shareholders could tender to take-over bids as long as they meet the Permitted Bid criteria. Furthermore, even in the context of a take-over bid that does not meet the Permitted Bid criteria, the Board is always bound by their fiduciary duty to consider any take-over bid for the Company and consider whether or not it should waive the application of the Amended and Restated Rights Plan in respect of such bid. In discharging such responsibility, the Board will be obligated to act honestly and in good faith with a view to the best interests of the Company.

The Amended and Restated Rights Plan does not preclude any shareholder from utilizing the proxy mechanism of the CBCA, the Company’s governing corporate statute, to promote a change in the management or direction of the Company, and will have no effect on the rights of holders of the Company’s common shares to requisition a meeting of shareholders in accordance with the provisions of applicable legislation.

In recent years, unsolicited bids have been made for a number of Canadian public companies, many of which had shareholder rights plans. The Board believes this demonstrates that the existence of a shareholder rights plan does not prevent the making of an unsolicited bid. Further, in a number of these cases, a change of control ultimately occurred at a price in excess of the original bid price. There can be no assurance, however, that the Amended and Restated Rights Plan would serve to bring about a similar result.

The Amended and Restated Rights Plan is not expected to interfere with the day-to day operations of the Company. The continuation of the existing outstanding Rights and the issuance of additional Rights in the future will not in any way alter the financial condition of the Company, impede its business plans, or alter its financial statements. In addition, the Amended and Restated Rights Plan is initially not dilutive. However, if a “Flip-in Event” (described below) occurs and the Rights separate from the common shares as described below, holders of Rights not exercising their Rights after a Flip-in Event may suffer substantial dilution.

Summary of Amended and Restated Rights Plan

The following is a summary of the principal terms of the Amended and Restated Rights Plan which is qualified in its entirety by reference to the text of the Amended and Restated Rights Plan.

Term

Subject to the approval by shareholders at the Meeting, as set forth herein, the Amended and Restated Rights Plan and the Rights issued thereunder will expire on June 28, 2016, unless otherwise terminated in accordance with their terms.

Issue of Rights

One right (a “Right”) was issued and attached to each common share of the Company outstanding as of the record date of February 15, 2005, and one Right has attached and will attach to each common share subsequently issued.

Rights Exercise Privilege

The Rights will separate from the common shares and will be exercisable 10 business days (the “Separation Time”) after a person has acquired, or commences a take-over bid to acquire, 20% or more of the common shares of the Company, other than by an acquisition pursuant to a take-over bid permitted by the Amended and Restated Rights Plan (a “Permitted Bid”). The exercise price is Cdn$100 per common share, subject to anti-dilution adjustments. The acquisition by any person (an “Acquiring Person”) of 20% or more of the common shares of the Company, other than by way of a Permitted Bid, is referred to as a “Flip-in Event”. Any Rights held by an Acquiring Person will become void upon the occurrence of a Flip-in Event. Ten business days after the occurrence of the Flip-in Event, each Right (other than those held by the Acquiring Person) will permit the purchase of Cdn$200 worth of common shares for Cdn$100, subject to anti-dilution adjustments.

Certificates and Transferability

Prior to the Separation Time, the Rights are evidenced by a legend imprinted on certificates for the common shares and are not to be transferable separately from the common shares. From and after the Separation Time, the Rights will be evidenced by separate certificates that will be transferable and traded separately from the common shares.

Permitted Bid Requirements

The requirements for a Permitted Bid include the following:

(a)	the take-over bid must be made by way of a take-over bid circular;

(b)	the take-over bid must be made to all shareholders, other than the bidder;

(c)

the take-over bid must be outstanding for a minimum period of 60 days and common shares tendered pursuant to the take-over bid may not be taken up prior to the expiry of the 60 day period and only if at such time more than 50% of the common shares held by shareholders, other than the bidder, its affiliates and persons acting jointly or in concert and certain other persons (the “Independent Shareholders”), have been tendered to the take-over bid and not withdrawn;

(d)

if more than 50% of the common shares held by Independent Shareholders are tendered to the take-over bid within the 60 day period, the bidder must make a public announcement of that fact and the take-over bid must remain open for deposits of common shares for an additional 10 days from the date of such public announcement;

(e)

the take-over bid must permit common shares to be deposited pursuant to the take-over bid, unless such take-over bid is withdrawn, at any time prior to the date common shares are first taken up and paid for; and

(f)	the take-over bid must provide that any common shares deposited pursuant to the takeover bid may be withdrawn until taken up and paid for.

The Amended and Restated Rights Plan also allows for a competing Permitted Bid (a “Competing Permitted Bid”) to be made while a Permitted Bid is in existence. A Competing Permitted Bid must satisfy all the requirements of a Permitted Bid except that it may expire on the same date as the Permitted Bid, subject to the requirement that it be outstanding for a minimum period of 35 days.

Waiver

The Board may, prior to the occurrence of a Flip-in Event which has not been waived, waive the application of the Amended and Restated Rights Plan to a particular Flip-in Event (an “Exempt Acquisition”) where the take-over bid is made by a take-over bid circular to all the holders of common shares. Where the Board exercises the waiver power for one take-over bid, the waiver will also apply to any other take-over bid for the Company made by a take-over bid circular to all holders of common shares prior to the expiry of the take-over bid for which the Amended and Restated Rights Plan has been waived.

Redemption

Prior to the occurrence of a Flip-in Event which has not been waived, the Board, with the approval of a majority of the votes cast by Independent Shareholders (or the holders of Rights if the Separation Time has occurred) voting in person or by proxy at a meeting duly called for that purpose, may redeem the Rights at Cdn$0.00001 per Right. Rights will also be deemed to be redeemed by the Board without such approval if more than 50% of the outstanding common shares (other than those beneficially owned by the acquirer at the date of the bid) are acquired pursuant to a Permitted Bid, Competing Permitted Bid or Exempt Acquisition.

Amendment

The Board may amend the Amended and Restated Rights Plan with the approval of a majority of the votes cast by Independent Shareholders (or the holders of Rights if the Separation Time has occurred) voting in person or by proxy at a meeting duly called for that purpose. The Board may, without such approval, correct clerical or typographical errors and may make amendments to the Amended and Restated Rights Plan to maintain its validity due to changes in applicable laws, rules or regulatory requirements.

Board of Directors

The Amended and Restated Rights Plan will not detract from or lessen the duty of the Board to act honestly and in good faith with a view to the best interests of the Company. The Board, when a Permitted Bid is made, will continue to have the duty and power to take such actions and make such recommendations to shareholders as are considered appropriate.

Exemptions for Fund Managers, etc.

Mutual fund and investment fund managers, trust companies (acting in their capacities as trustees and administrators), statutory bodies whose business includes the management of funds and administrators of registered pension plans acquiring greater than 20% of the common shares are exempted from triggering a Flip-in Event, provided that they are not making, or are not part of a group making, a take-over bid.

Proposed Resolution and Board’s Recommendation

At the Meeting, shareholders will be asked to consider and, if deemed advisable, to pass the following ordinary resolution (the “Rights Plan Resolution”) approving the Amended and Restated Rights Plan:

“BE IT RESOLVED THAT the Amended and Restated Rights Plan dated April 15, 2013 between the Company and Computershare Investor Services Inc., and the issuance of all Rights issued pursuant to such Plan, are hereby approved, confirmed and ratified; and any director or officer of the Company be and is hereby authorized and directed to execute and deliver for and in the name of and on behalf of the Company all such certificates, instruments, agreements, documents and notices and to do all such other acts and things as in such person’s opinion may be necessary or desirable for the purpose of giving effect to this resolution.”

Under the Amended and Restated Rights Plan, the Rights Plan Resolution must be passed by:

(a)	a majority of the votes cast by all shareholders; and

(b)

a majority of the votes cast by all shareholders, other than any shareholder that, directly or indirectly, on its own or in concert with others holds or exercises control over more than 20% of the outstanding voting shares of the Company and any of such shareholder’s associates, affiliates and insiders.

The directors and officers of the Company are not aware of any shareholder that directly or indirectly, on its own or in concert with others holds or exercises control over more than 20% of the outstanding voting shares of the Company. In the event that shareholders do not approve the Amended and Restated Rights Plan, the shareholders of the Company will, as of June 30, 2013, cease to have the benefit of the Rights Plan.

The Board believes that the Amended and Restated Rights Plan is in the best interests of the Company and unanimously recommends to shareholders of the Company that they vote FOR the Rights Plan Resolution.

Unless the shareholder has specified in the enclosed form of proxy that the common shares represented by such proxy are to be voted against the Rights Plan Resolution, the persons named in the enclosed form of proxy intend to vote FOR the Rights Plan Resolution.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Company is a reporting issuer within the meaning of the U.S. Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”). As required by Rule 14a-21(a) of the U.S. Exchange Act, the Company is seeking an advisory vote on the compensation of the Company’s named executive officers disclosed in the section of this Circular entitled “Part Three – Executive Compensation.” Shareholders are being asked to vote on the following advisory resolution:

“BE IT RESOLVED THAT, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K of the U.S. Exchange Act as set out in the section of this Circular entitled “Part Three – Executive Compensation”, including the compensation discussion and analysis, compensation tables and narrative discussion, is hereby APPROVED.”

The Company is committed to responsible and effective compensation practices. The Company seeks to balance the need to compensate its employees fairly and competitively based on their performance, while assuring that their compensation reflects principles that reward long-term contributions to sustained profitability. The Company’s programs aim to: enhance shareholder value through responsible practices, facilitate competitiveness by attracting and retaining the best talent, promote meritocracy by recognizing employee contributions, and promote safety and stewardship through sound incentive compensation practices.

As this is an advisory vote, the results will not abrogate compensation decisions that have already been made. However, in considering the Company’s approach to compensation in the future, the Board will take into account the results of the vote.

ADVISORY VOTE ON THE FREQUENCY OF HOLDING FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

At the Meeting, shareholders will be asked to consider, and if deemed advisable, the vote on the following advisory resolution:

“BE IT RESOLVED THAT, shareholders of the Company be given the opportunity to consider an advisory vote on executive compensation once every three years.”

The Company believes that a three year cycle will allow the Board and the Compensation Committee sufficient time to thoughtfully evaluate and respond to shareholder input and effectively implement any changes to the Company’s executive compensation program. Because this is an advisory vote and not binding on the Board, it may decide that it is in the best interests of the Company to hold an advisory vote on executive compensation more or less frequently than as provided in the foregoing resolution.

PART THREE - EXECUTIVE COMPENSATION

The following information has been prepared in compliance with Item 402 “Executive Compensation” of Reg S-K of the Securities Exchange Act of 1934. All currencies in this Part are in US dollars unless otherwise indicated.

     Compensation Committee Report

     The Compensation Committee is pleased to present the following Compensation Committee report:

     We have reviewed and discussed the Compensation Discussion and Analysis set forth in this Circular. Based upon review of the discussion herein, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Circular.

     Respectfully submitted, members of the Compensation Committee

     Timothy R. Lindsey (Chairman)
     Albert F. Appleton
     Larry Okada

     This compensation committee report is “furnished” to and not “filed” with the Securities and Exchange Commission.

     Compensation Discussion and Analysis.

     Compensation Philosophy and Policies. The Company’s executive compensation program is designed to attract and retain the best possible executive talent and to provide an economic framework to compensate executives and senior management to meet the Company’s business goals and objectives. Base compensation is comprised of salary and an annual stock option award. Incentive, or bonus compensation, is based upon overall corporate performance for the previous financial year and adjusted for specific individual performance. Incentive compensation is issued as either cash or stock, or a combination of both.

     Base Compensation. The key elements to executive base compensation is an annual base salary along with an annual stock option award. The level of overall base compensation is predicated on the position held, the executive officer’s experience, and the market for executive talent.

     Incentive Compensation. Executive officers and senior management of the Company are eligible to receive bonus compensation in the form of cash and/or stock. Bonus compensation is reviewed by the Compensation Committee at the end of each financial year and is based primarily on the following criteria for both the Company and individual’s overall performance:

Criteria	Relative
Importance

Safety Performance	40%
Production/Resource Management	20%
Cash Flow/Profitability	20%
Share Price/Market Performance	20%

     Typically, the principal executive officer of the Company makes recommendations to the Compensation Committee concerning individual annual base salary levels and incentive bonuses which are then reviewed and submitted to the full Board for approval. The Compensation Committee makes its own recommendation concerning the principal executive officer’s base salary, incentive bonus and other types of compensation. The Board has traditionally maintained base compensation at levels roughly in line with those of other companies within a peer group.

     The Compensation Committee and Board awarded cash bonuses during the year ended December 31, 2012, to the persons and in the amounts set forth in the executive compensation table that appears elsewhere in this Circular. These bonuses were given in recognition of company and individual performance during the 2012 financial year.

     Compensation of the Principal Executive Officer. Mr. Shanahan’s annual base salary is currently $330,000. During the year ended December 31, 2012, Mr. Shanahan was awarded 50,000 stock options with an exercise price of $4.18 per share. These stock options are immediately vested, expire on April 1, 2017 and had a Black–Scholes fair value of $90,345 at the time the stock options were issued. In addition, Mr. Shanahan received a bonus of $87,000 for 2012.

     Summary Compensation Table. The following table summarizes the compensation for the fiscal years ended December 31, 2012, 2011 and 2010, of the Company’s principal executive officer, principal financial officer and two other executive officers as of December 31, 2012.

				Option	All Other
Name and		Salary	Bonus(1)	Awards(2)	Compensation		Total
Principal Position	Year	($)	($)	($)	($)		($)
John G. Shanahan(3) President and Chief	2012 2011	322,500 300,000	87,000 60,500	90,345 134,540	- -		499,845 495,040
Executive Officer	2010	285,000	-	47,550	100,000	(7)	432,550

Kenneth S. Eickerman(3) Chief Financial Officer	2012 2011 2010	139,500 135,000 128,560	12,000 27,500 -	36,138 67,270 15,850	- - 30,698	(7)	187,638 229,770 175,108

				Option	All Other
Name and		Salary	Bonus(1)	Awards(2)	Compensation	Total
Principal Position	Year	($)	($)	($)	($)	($)
Douglas Miller(3) Vice President of Operations	2012 2011 2010	153,331 140,000 140,000	41,500 29,000 -	45,173 67,270 25,360	- - 18,667(7)	240,004 236,270 184,027
Monique Hayes(3) Corporate Secretary	2012 2011 2010	86,625 82,500 73,834	22,000 16,500 -	36,138 67,270 15,850	- - -	144,763 166,270 89,684
Carson Rife (3)(4)(5) Vice President and Chief Operating Officer	2012 2011 2010	223,655 200,000 183,231	51,500 40,500 -	54,207 100,905 47,550	- 1,398(4) 52,064(4)(7)	329,362 342,803 282,845
Douglas Ward (6) Vice President of Corporate Development	2012 2011 2010	- - 181,834	- - -	- - 15,850	- - -	- - 197,684

______________________
(1)	2010 bonuses relate to performance during that year, but were awarded in March 2011. 2011 bonuses relate to performance during that year, but were awarded in April 2012.
(2)

Options awards were valued using the Black-Scholes option pricing model. For a discussion of the assumptions used in valuing such option awards, see Note 11 to the Company’s consolidated financial statements for the year ended December 31, 2012. There were no forfeitures of option awards for the years shown.

(3)

Reflects salary compensation paid to each of the named individuals during the periods reported. See “Employment Agreements with Executive Officers” for information concerning the named individuals’ base salaries for the year ended December 31, 2012.

(4)	Amounts shown for Mr. Rife under “All other Compensation” include an automobile expense allowance of $1,398.
(5)	Mr. Rife resigned from the Company on April 30, 2012.
(6)	Mr. Ward resigned from the Company on November 30, 2010.
(7)	Amounts shown reflect the value of common shares received during the year.

     Grants of Plan-Based Awards. The following table sets forth information concerning equity incentive plan awards that were granted to the Company’s principal executive officer, principal financial officer and two other executive officers during the year ended December 31, 2012. None of the persons depicted in the table received stock awards or non-equity incentive plan awards during the year. None of such incentive plan awards are contingent on the achievement of performance goals.

Grants of Plan-Based Awards
		Estimated Future Payouts under			Other		Grant
		Equity Incentive Plan Awards			Option	Exercise	Date
		Threshold	Target	Maximum	Awards	Price	Value
Name	Grant Date	(#)	(#)	(#)	(#)	($)	($)
John G. Shanahan	4/2/2012	-	n/a	n/a	50,000	4.18	90,345
Kenneth S. Eickerman	4/2/2012	-	n/a	n/a	20,000	4.18	36,138
Monique Hayes	4/2/2012	-	n/a	n/a	20,000	4.18	36,138
Douglas Miller	4/2/2012	-	n/a	n/a	25,000	4.18	45,175

     Outstanding Equity Awards at Fiscal Year-End. The following table sets forth information concerning the outstanding equity awards at December 31, 2012 held by the Company’s principal executive officer, principal financial officer and two other executive officers:

Outstanding Equity Awards at Fiscal Year-End
	Equity Incentive Plan Awards:
	Number of Securities		Number of Securities
	Underlying		Underlying
	Unexercised Options		Unexercised	Average	Option
	Exercisable	Un-exercisable	Unearned Options	Exercise Price	Expiration
Name	(#)	(#)	(#)	($)	Dates
John G. Shanahan	175,000	0	0	2.84	2014-2017
Kenneth S. Eickerman	50,000	0	0	4.09	2015-2017
Monique Hayes	40,000	0	0	4.58	2016-2017
Douglas Miller	61,000	0	0	4.47	2015-2017

     Options Exercised in Last Fiscal Year. There were no stock options exercised by Company officers during the year ended December 31, 2012.

     Employment Agreements with Executive Officers. Each of the Company’s four executive officers has entered into an employment agreement with Revett Silver. Each agreement is for a term of three years and is renewable annually thereafter, and each provides for the payment of salary and medical and other fringe benefits, the award of stock options, and severance payments in the event the executive officer’s employment is terminated without cause, upon the occurrence of a change in control event, or other than for good reason. A “change in control” event occurs under the agreements when a person or entity beneficially acquires 25 percent or more of voting securities, or when, in a contested election of directors, the persons who were directors immediately prior to the election contest cease to constitute a majority of the Board. “Good reason” is defined in the agreement to include a material change in the executive officer’s duties and responsibilities, a reduction in his salary or medical and other fringe benefits or, following a change in control, the Company’s failure to enter into a replacement employment agreement with the executive officer that is reasonably satisfactory to him.

     The employment agreement with Mr. Shanahan is dated January 1, 2010 and provides for an annual base salary of $300,000, subject to periodic adjustments. If Mr. Shanahan’s employment is terminated without cause, he is entitled to eighteen months of salary and twelve months of benefits. If he is terminated following a change of control event or other than for good reason, he is entitled to 36 months of salary and twelve months of benefits. Mr. Shanahan may terminate the agreement unilaterally upon one month’s notice.

     The employment agreement with Mr. Eickerman is dated May 30, 2007, amended January 16, 2010, and provides for an annual base salary of $135,000, subject to periodic adjustment. If Mr. Eickerman’s employment is terminated without cause, he is entitled to eighteen months of salary and twelve months of benefits. If he is terminated following a change of control event or other than for good reason, he is entitled to 36 months of salary and twelve months of benefits. Mr. Eickerman may terminate the agreement unilaterally upon one month’s notice.

     The employment agreement with Mr. Miller is dated April 1, 2004, as amended September 1, 2009 and October 1, 2012. It provides for an annual base salary of $160,000, subject to periodic adjustment. If Mr. Miller’s employment is terminated without cause, he is entitled to eighteen months of salary and twelve months of benefits. If he is terminated following a change of control event or other than for good reason, he is entitled to 36 months of salary and twelve months of benefits. Mr. Miller may terminate the agreement unilaterally upon one month’s notice.

     The employment agreement with Ms. Hayes is dated December 1, 2010 and provides for an annual base salary of $82,500, subject to periodic adjustment. If Ms. Hayes’s employment is terminated without cause, she is entitled to eighteen months of salary and twelve months of benefits. If she is terminated following a change of control event or other than for good reason, she is entitled to 36 months of salary and twelve months of benefits. Ms. Hayes may terminate the agreement unilaterally upon one month’s notice.

     Compensation of Directors. The following table sets forth information concerning the compensation of the Company’s directors for the fiscal year ended December 31, 2012. Mr. Shanahan was also an executive officer of the Company during the year.

Director Compensation
			All Other
	Fees	Option Awards(1)	Compensation		Total
Name	($)	($)	($)		($)
John G. Shanahan	0	0	0		0
John B. McCombe	45,750	90,435	0		136,085
Albert F. Appleton	77,462	90,435	20,000	(2)	187,897
Timothy R. Lindsey	193,087	90,435	125,000	(3)	408,522
Larry M. Okada	83,587	90,435	0		174,022

_________________________
Notes:
(1)

Options awards were valued using the Black-Scholes option pricing model. For a discussion of the assumptions used in valuing such option awards, see Note 11 to the Company’s consolidated financial statements for the year ended December 31, 2012.

(2)	Includes cash award of $10,000 and common shares which had a value as of the date of issuance of $10,000.
(3)	Includes cash award of $50,000 and common shares which had a value as of the date of issuance of $75,000.

     Effective April 1, 2012, board compensation was modified as follows: (1) annual retainer for each director other than Mr. Shanahan of $25,000; (2) additional annual retainer for the Chairman of the Board of $150,000; (3) $15,000 for the chair of each of the Audit Committee and Environmental Committee, $10,000 for the chair of the Safety Committee and $7,500 for the chair of each of the Compensation Committee and Corporate Governance and Nominating Committee. In addition to the above, directors other than Mr. Shanahan are entitled to receive meeting attendance fees ($1,000 per in-person Board meeting, $750 per telephone Board meeting and $500 per committee meeting) and are entitled to be reimbursed for travel expenses incurred in connection with their attendance at Board and committee meetings.

     The amounts paid to the Chairman of the Board in 2012 were in recognition of the critical role that he has played since assuming the position of Chairman of the Board in community relations and government affairs. The fees to be paid to the Chairman of the Board in future will be reviewed if the Chairman ceases to fulfil such a role. The additional amount paid to Mr. Appleton in 2012 was in recognition of ongoing and additional work as a Board member.

     Stock Option Plans.

     The Company maintains an equity incentive plan (the “Plan”) that provides for the issuance of stock options, stock appreciation rights and shares of common stock in satisfaction of amounts owing for services. The Plan was adopted by the Company’s shareholders on June 19, 2007, was amended on June 16, 2009, and again on June 21, 2011 and is administered by the Compensation Committee and by the Board. The material provisions of the Plan and other relevant information are as follows:

  Directors, executive officers, employees and consultants to the Company including its subsidiaries are eligible to participate in the Plan.

  A maximum of 6,500,000 common shares (representing approximately 18% of the issued and outstanding common shares of the Company as of the date hereof), are available for issuance under the Plan.

  Options for the purchase of a total of 3,483,500 common shares (representing approximately 10% of the issued and outstanding common shares of the Company as of the date of hereof) have been granted and are outstanding under the Plan.

  The maximum number of common shares with respect to which grants may be made to any one individual under the Plan, together with any common shares reserved for issuance to such individual under any other stock option plan or arrangement, may not exceed 5% of the number of outstanding common shares of the Company. In addition, the maximum number of common shares with respect to which grants may be made to insiders under all share compensation arrangements at any time may not exceed 10% of the issued and outstanding common shares of the Company and the maximum number of common shares issued to insiders, within a one year period, under all share compensation arrangements may not exceed 10% of the issued and outstanding common shares of the Company.

  The purchase price or exercise price of a common share reserved for issuance pursuant to options granted under the Plan is determined by the Board, taking into account any applicable rules of the Toronto Stock Exchange. However, in no event can the price be less than the closing price of the common shares on the Toronto Stock Exchange on the trading date immediately preceding the date of grant.

  A stock appreciation right may be granted under the Plan at the time an option is granted, or any time during the term of an option, and upon exercise of a stock appreciation right, the related option is cancelled to the extent unexercised, and the holder is entitled to receive payment of an amount equal to the difference between the then current market price and the exercise price. Payment of the appreciated value of the common share may be solely in cash, in common shares, or a combination thereof, in the discretion of the Compensation Committee and the Board. Upon exercising an option, any related stock appreciation right is cancelled. No stock appreciation rights have been granted as of the date hereof.

  Options vest at such times as the Compensation Committee or the Board determine at the time of grant, provided that, subsequent to the time of grant, the Compensation Committee or the Board may in their discretion permit an optionee to exercise any or all unvested options.

  No option can have a term of more than ten years measured from the date of grant.

  Each option must specify the effect of termination of employment on the holder’s right to exercise the option. With respect to those options that have been granted as of the date hereof, the termination of an optionee’s employment for cause or his or her resignation for other than good reason terminates any unexercised options he or she may hold. If an optionee's employment is terminated for reasons other than for cause or because of death or disability, or if an optionee resigns for good reason, then the unexercised options generally may be exercised for a period of one year following termination, but in no event after the expiry date of the option, subject to the discretion of the Board to amend such provisions provided such amendment is not detrimental to the holder.

  Options granted pursuant to the Plan are non-assignable otherwise than by will or the laws of descent and distribution.

  On June 19, 2007, the shareholders of the Company approved an amendment to the Plan that clarified the nature of amendments that may be made to the Plan with and without obtaining shareholder approval.

The Board may at any time, subject to the provisions below, amend, suspend or terminate the Plan, or any portion thereof, or awards or grants made thereunder provided that no change in any award or grant previously made may be made which would impair the rights of the optionee or grantee thereunder without the consent of the affected optionee or grantee. Without limiting the generality of the foregoing, the Board may make the following types of amendments to the Plan or awards or grants made thereunder without shareholder approval:

(a)

amendments of a ministerial nature including, without limiting the generality of the foregoing, any amendment for the purpose of curing any ambiguity, error or omission in the Plan or to correct or supplement any provision of the Plan that is inconsistent with any other provision of the Plan;

(b)	amendments necessary to comply with the provisions of applicable law (including, without limitation, the rules, regulations and policies of the Toronto Stock Exchange);

(c)	amendments respecting administration of the Plan;

(d)	any amendment to the vesting provisions of the Plan or any option;

(e)

any amendment to the early termination provisions of the Plan or any option, whether or not such option is held by an insider, provided such amendment does not entail an extension beyond the original expiry date;

(f)

any amendment to the termination provisions of the Plan or any option, other than an amendment extending the term of an option, provided any such amendment does not entail an extension of the expiry date of such option beyond its original expiry date;

(g)	the addition or modification of any form of financial assistance by the Company;

(h)

the addition or modification of a cashless exercise feature, payable in cash or common shares, whether or not there is a full deduction of the number of underlying common shares from the Plan reserve; and

(i)

any other amendments, whether fundamental or otherwise, not requiring shareholder approval under applicable law (including without limitation, the rules, regulations and policies of the Toronto Stock Exchange).

Shareholder approval will be required for the following types of amendments to the Plan or awards or grants made thereunder:

(a)

increases to the number of common shares issuable under the Plan, including an increase to a fixed maximum number of common shares or a change from a fixed maximum number of common shares to a fixed maximum percentage;

(b)	any amendment which reduces the exercise price of an option or a cancellation and re- grant at a lower price less than three months after the related cancellation;

(c)	any amendment extending the term of an option beyond its original expiry date;

(d)	any amendment broadening any limits imposed on non-employee director participation under the Plan;

(e)	any amendment respecting transferability or assignability of awards or options under the Plan, other than for normal estate settlement purposes; and

(f)	amendments required to be approved by shareholders under applicable law (including, without limitation, the rules, regulations and policies of the Toronto Stock Exchange).

     Security Ownership of Certain Beneficial Owners. The following table sets forth as of April 15, 2013 the names and address of, and number of shares beneficially owned by persons other than the Company’s directors and executive officers who are known to the Company to own more than five percent (5%) of the Company’s outstanding common shares. At such date, 34,596,387 common shares were outstanding. An additional 4,591,938 common shares were issuable at such date pursuant to presently exercisable options and warrants.

		Amount and Nature of
		Beneficial
Name and		Ownership (all direct
Address of Owner	Class of Security	unless otherwise noted)	Percent of Class

Silver Wheaton Corp. 666 Burrard Street, Suite 3150 Vancouver, British Columbia V6C 2X8	Common Stock	5,285,979(1)	15.3%

Trafigura Beheer B.V. Van Heuven Goedhartlaan 937, 1187 LD Amsterlveen, P.O. Box 74135, 1070 BC Amsterdam, The Netherlands	Common stock	3,666,667	10.6%

Wexford Capital 411 West Putnam Ave., Suite 125 Greenwich, Connecticut 06830	Common stock	2,056,700	6.0%

__________________________
Notes:
(1) Includes warrants exercisable into an additional 244,836 common shares of the Company.

     Security Ownership of Management. The following table sets forth as of April 15, 2013 the names of, and number of common shares of the Company beneficially owned by directors and executive officers, and the number of common shares owned by directors and officers as a group.

Amount and Nature of
Beneficial
Ownership (all direct
Name of Director or Officer	Class of Security	unless otherwise noted)	Percent of Class
John G. Shanahan	common stock	635,472(1)	less than 2%
Kenneth S. Eickerman	common stock	77,278(2)	less than 1%
Douglas Miller	common stock	97,666(3)	less than 1%
Monique Hayes	common stock	61,000(4)	less than 1%
Timothy R. Lindsey	common stock	823,566(5)	less than 3%
Albert F. Appleton	common stock	153,396(6)	less than 1%
Larry M. Okada	common stock	191,004(7)	less than 1%
John B. McCombe	common stock	151,004(8)	less than 1%
All directors and officers as a group (8 persons)	common stock	2,190,386(9)	less than 7%

_____________________________
(1)	Consists of 420,472 common shares and presently exercisable options to purchase 215,000 common shares.
(2)	Consists of 7,278 common shares and presently exercisable options to purchase 70,000 common shares.
(3)	Consists of 6,666 common shares and presently exercisable options to purchase 91,000 common shares.
(4)	Consists of 1,000 common shares and presently exercisable options to purchase 60,000 common shares.
(5)	Consists of 608,566 common shares and presently exercisable options to purchase 215,000 common shares.
(6)	Consists of 23,396 common shares and presently exercisable options to purchase 130,000 common shares.
(7)	Consists of 1,004 common shares and exercisable options to purchase 190,000 common shares.
(8)	Consists of 1,004 common shares and presently exercisable options to purchase 150,000 common shares.
(9)	See notes (1) through (8), above.

     Changes in Control. The Company does not know of any arrangement, the operation of which may at a subsequent date result in a change in control of the Company.

Certain Relationships and Related Transactions, and Director Independence.

     Trafigura AG is the sole purchaser of the silver and copper concentrate we produce at Troy. It is also the beneficial owner of more than five percent of the outstanding common shares, and is therefore a related party. During the years ended December 31, 2012, 2011 and 2010, Trafigura AG paid the Company $59.2 million, $70.1 million and $47.0 million for concentrate. The Company believes the terms and conditions of these sales are neither more favorable nor less favorable to the Company than the terms and conditions the Company could have obtained from concentrate purchasers who are not also related parties. The contract between the Company and Trafigura was first negotiated at a time when the parties were not related.

     The Board was comprised of five directors during the year, four of whom were not also executive officers and are considered to be independent directors based on the definition of independence under National Instrument 58-101 and section 803A of the NYSE MKT Company Guide. The independent directors are Mr. Lindsey, Mr. Appleton, Mr. Okada and Mr. McCombe. Mr. Shanahan is the Company’s president and chief executive officer and is not considered to be independent.

Equity Compensation Plan Information.

The following table sets forth certain information concerning options that have been granted pursuant to the Plan as of December 31, 2012.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities in column (a)) (c)
Equity compensation plans approved by securityholders	2,452,000	$3.86	2,623,539
Equity compensation plans not approved by security holders	-	-	-
Total	2,452,000	$3.86	2,623,539

PART FOUR - STATEMENT OF CORPORATE GOVERNANCE PRACTICES

     Regulation 14A under the United States Securities Exchange Act of 1934, as amended, and National Instrument 58-101 (“NI 58-101”) Disclosure of Corporate Governance Practices of the Canadian Securities Administrators requires the Company to annually disclose certain information regarding its corporate governance practices. Those practices are as follows:

     The Company’s corporate governance practices and policies are administered by its Board and by committees of the Board appointed to oversee specific aspects of the Company’s management and operations, pursuant to written charters and policies adopted by the Board and such committees.

     Independence of the Board. The Company has a Board comprised of five directors, four of whom are independent based on the definition of independence under NI 58-101 and section 803A of the NYSE MKT Company Guide. The independent directors are Timothy R. Lindsey, Larry Okada, Albert F. Appleton and John B. McCombe. The non-independent director is John G. Shanahan, who also serves as the Company’s president and chief executive officer. The independent directors meet outside the presence of management and Mr. Shanahan prior to or during most regularly scheduled meetings of the Board. During the year ended December 31, 2012, the Board met seven times and the independent members of the Board met separately three times.

     The following directors are also directors of other reporting issuers (or equivalent), as indicated:

Name	Issuer
Timothy R. Lindsey	Daybreak Oil and Gas, Inc. (DBRM.OB)
Larry Okada	Alto Ventures Ltd. (TSXV) Forum Uranium Corp. (TSXV) Rokmaster Resources Corp. (TSXV) Northisle Copper & Gold Inc. (TSXV)
John G. Shanahan	Mediterranean Resources Ltd. (TSX, Frankfurt) Condor Blanco Mines Ltd. (ASX, Frankfurt)

     Board Meetings. The Board is headed by a Chairman of the Board, a position that is currently held by Mr. Lindsey. The attendance record of each director for all Board meetings held since the beginning of the Company’s financial year ended December 31, 2012 is as follows:

Name	Number of Board Meetings Attended
Timothy R. Lindsey	7 out of 7
Larry Okada	6 out of 7
Albert F. Appleton	7 out of 7
John G. Shanahan	7 out of 7
John B. McCombe	6 out of 7

     The Board does not have a policy as to director attendance at the Company’s annual meetings. At the Company’s annual meeting held in 2012, two directors were present.

     Board Charter. The Board has adopted a Charter of the Board (the “Charter”), the text of which is set out in Appendix B. In the Charter, the role of the Board is to oversee, directly and through its committees, the business and affairs of the Company, which are conducted by its officers and employees under the direction of the chief executive officer. In so doing, the Board acts at all times with a view to the best interests of the Company.

     The Board discharges its responsibilities directly and through five standing committees, being the Compensation Committee, the Audit Committee, the Corporate Governance and Nominating Committee, the Environmental Committee and the Safety Committee. The Board has reviewed and approved the mandate, structure and composition of each of these committees.

     The Board has reviewed the Company’s Board leadership structure and concluded that it is appropriate, having regard to the fact that the Company has an independent Chairman. One of the functions of the Board is to assess the major risks facing the Company and to review and monitor the manner in which those risks are managed.

     Position Descriptions. The Board has adopted a position description for the chairman of the Board and the chair of each standing committee of the Board. The Chairman of the Board (Timothy R. Lindsey - independent) is responsible for chairing all meetings of directors in a manner that promotes meaningful discussion, providing leadership to the Board to enhance the Board’s effectiveness, managing the Board, acting as a liaison between the Board and the management of the Company to promote a culture in which relationships between the Board and management are conducted in a professional and constructive manner and, at the request of the Board, representing the Company to external groups such as shareholders and other stakeholders, including community groups and governments. The chair of the Audit Committee (Larry Okada - independent) is responsible for overseeing the Audit Committee’s discharge of its duties as specified in the Audit Committee’s charter. This is also true for the chair of the Compensation Committee (Timothy R. Lindsey - independent), the chair of the Environmental Committee (Albert F. Appleton - independent), the chair of the Safety Committee (John B. McCombe -independent) and the chair of the Corporate Governance and Nominating Committee (Larry Okada -independent).

     In addition to the written description for the Chairman of the Board and the written position descriptions for the chair of each committee, the Board has adopted a position description for the chief executive officer. Pursuant to this position statement, the chief executive officer’s primary role is to manage the Company in an effective, efficient and forward-looking way to fulfil the priorities, goals and objectives determined by the Board in the context of the Company’s strategic plans, budgets and responsibilities set out in the position description, all with a view to the best interests of the Company.

     Orientation of New Directors and Continuing Education. New directors are provided with a comprehensive orientation package on their election or appointment to the Board. From time to time, corporate officers and legal, financial and other experts are invited to attend Board meetings to describe matters in their areas of expertise. In addition, the directors visit each of the Company’s material properties upon their election or appointment to the Board and then periodically thereafter. Under the Board’s charter, the Company’s management team is responsible for providing an orientation and education program for new directors. Part of the mandate of the Corporate Governance and Nominating Committee is to confirm that procedures are in place to provide new directors with an appropriate orientation to both the Company and their responsibilities and duties as directors and to provide directors with appropriate continuing education opportunities.

     Ethical Business Conduct. The Company is committed to fostering and maintaining a culture of high ethical standards and compliance, and has adopted a code of business conduct and ethics for its directors, officers and employees. A copy of the code may be obtained from the Secretary of the Company. A copy of the code may also be obtained under the Company’s profile on EDGAR at www.sec.gov and on SEDAR at www.sedar.com. The Company monitors compliance with the code by requiring each director, officer and employee to review and understand the code and acknowledge that they will comply with the code. The Company has also adopted other policies consisting of a disclosure and insider trading policy and a whistle blower policy.

     In accordance with the CBCA, directors who are a party to, or are a director or an officer of a person which is a party to, a material contract or material transaction or a proposed material contract or proposed material transaction are required to disclose the nature and extent of their interest and not to vote on any resolution to approve the contract or transaction. In addition, in certain cases, an independent committee of the Board may be formed to deliberate on such matters in the absence of the interested party.

     Committees of the Board

Corp. Gov. &
	Audit	Compensation	Safety	Environmental	Nominating
Director	Committee	Committee	Committee	Committee	Committee
John G. Shanahan			X	X
Timothy R. Lindsey	X	Chair	X	X
Albert F. Appleton		X		Chair	X
Larry M. Okada	Chair	X			Chair
John B. McCombe	X		Chair		X
2012 Meetings	4	1	4	4	1

     Audit Committee.

     Composition and Responsibilities. The Audit Committee is comprised of three or more members of the Board who are independent and operates pursuant to a charter adopted by the Board. The charter generally authorizes the committee to assist the Board in overseeing the Company’s financial reporting, financial control, risk management and shareholder communications. The Committee is responsible for:

  recommending the independent auditors for appointment or re-appointment by shareholders and reviewing the appropriateness and reasonableness of the proposed audit fees;

  overseeing the work of the independent auditors, including the resolution of disagreements between management and the independent auditors concerning financial reporting;

  obtaining timely reports from the independent auditors describing, among other things, critical accounting policies and practices and alternative treatments of information that were discussed with management;

  reviewing and, if appropriate, recommending to the Board for approval the Company’s annual audited financial statements, quarterly interim unaudited financial statements, management discussion and analysis, earnings news releases and any other audited or unaudited financial information contained in public disclosure documents, prior to their filing or dissemination;

  reviewing and approving the Company’s hiring policies regarding current or former partners or employees of the Company’s current or former independent auditors;

  confirming that the independent auditors have submitted a formal statement relating to the objectivity and independence of the independent auditors;

  overseeing any related party transactions entered into by the Company; and

  performing such other activities as are consistent with the Audit Committee’s charter and governing law that the committee or the Board deem necessary or appropriate.

     In fulfilling its responsibilities, the Audit Committee is authorized to conduct any investigation appropriate to its responsibilities and, may request the attendance of the independent auditors, as well as any officer of the Company, or the Company’s outside counsel, at any meeting of the committee or to meet with any members or advisors to the committee. The committee has unrestricted access to the books and records of the Company, and is authorized to retain special legal, accounting or other consultants or experts to assist it. The committee is further empowered to review and assess the adequacy of its mandate annually and submit any proposed revisions to the Board for approval.

     The composition of the Audit Committee and its members are required to meet all applicable legal, regulatory and listing requirements, including applicable securities laws and regulations, the listing requirements of the Toronto Stock Exchange and NYSE MKT, and applicable provisions of the CBCA. Each member of the committee is required to be independent within the meaning of National Instrument 52-110 adopted by the Canadian securities administrators and to meet the independence requirements of Rule 10A-3 adopted under the Securities Exchange Act of 1934. In addition, each member of the committee is required to be financially literate within the meaning of National Instrument 52-110 and meet the financial literacy requirements of the NYSE MKT. At least one member must be an “audit committee financial expert” within the meaning of Regulation S-K.

     The Audit Committee meets no less often than quarterly. A minimum of two and at least 50% of the members of the committee present either in person or by telephone constitute a quorum for the conduct of committee business. Whenever a vacancy occurs, the remaining members may exercise all of their powers and responsibilities of the committee so long as a quorum of the committee members remains in office. Matters voted upon by the committee are decided by a majority of votes cast at the meeting. The committee may also take action in lieu of a meeting with the unanimous written consent of all the members. All decisions or recommendations of the committee require Board approval prior to being implemented. The committee is required to keep a written record of its meetings, which are also submitted to the Board.

     Current Members. The Audit Committee is presently comprised of Mr. Okada, Mr. Lindsey and Mr. McCombe, with Mr. Okada serving as chairman. During the year ended December 31, 2012, the committee met four times. Each committee member was present at each such meeting. A copy of the Company’s Audit Committee charter can be found on the Company’s website at www.revettminerals.com.

     Pre-approval Policy.

     The Audit Committee has adopted a policy regarding the provision of services by its independent auditors, currently KPMG LLP. This policy requires the pre-approval of the Audit Committee for all permitted audit, audit-related and non-audit services. It also specifies a number of services that may not be provided by the Company’s independent auditors, including all services prohibited by law from being provided by the independent auditors.

     Unless a service has received general pre-approval from the Audit Committee, it will require specific pre-approval by the Audit Committee. When specific pre-approval is required, the Audit Committee has delegated the authority to the Chair of the Audit Committee so long as the fees involved do not exceed $50,000.

     Audit Committee Report.

     The Company’s Board has adopted a Charter for the Audit Committee which sets out the Committee’s mandate, organization, powers and responsibilities. The Company’s Audit Committee Charter complies with Rule 10A-3 and the requirements of the NYSE MKT.

     In the course of providing its oversight responsibilities regarding the 2012 financial statements, the Audit Committee reviewed the 2012 audited financial statements which appear in the Company’s Annual Report to shareholders on Form 10-K, with management and the Company’s independent auditors. The Audit Committee reviewed accounting principles, practices and judgments as well as the adequacy and clarity of the notes to the financial statements.

     Since the commencement of the Company’s most recently completed fiscal year, the Company’s Board has not failed to adopt a recommendation of the Audit Committee to nominate or compensate an independent auditor. The Audit Committee has adopted specific policies and procedures for the engagement of non-audit services as described in section 6 of Part III “Responsibilities” of the Audit Committee Charter.

     The Audit Committee reviewed the independence and performance of the independent auditors who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, and such other matters as required to be communicated by the independent auditors in accordance with Statement on Auditing Standards 61, as superseded by Statement of Auditing Standard 114 – the Auditor’s Communication with Those Charged with Governance.

     The Audit Committee meets with the independent auditors to discuss their audit plans, scope and timing on a regular basis, with or without management present. The Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable standards of the Public Company Accounting Oversight Board for independent auditor communications with Audit Committees concerning independence as may be modified or supplemented, concerning its independence as required under applicable standards for auditors of public companies.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Annual Report shareholders on Form 10-K for the year ended December 31, 2012. The Audit Committee and the Board have also recommended the selection of KPMG LLP as independent auditors for the Company for the fiscal year ending December 31, 2013.

     Submitted by the members of the Audit Committee

     Larry Okada (Chairman)
     Timothy R. Lindsey
     John B. McCombe

     Compensation Committee.

     Composition and Responsibilities. The purpose of the Compensation Committee is to assist the Board in fulfilling its oversight responsibilities relating to compensation. Specifically, the mandate specifies that the compensation committee is responsible for:

  overseeing the development and administration of competitive policies, including policies dealing with compensation and benefits, in order to attract and retain employees of the highest standards;

  reviewing the results of the evaluation of the performance of other senior officers by the chief executive officer and in consultation with the chief executive officer making recommendations to the Board concerning compensation arrangements for individual senior officers and directors;

  conducting and reporting to the Board regarding an annual performance review of the chief executive officer, including a review of the corporate goals and objectives relevant to the compensation of the chief executive officer, an evaluation of the performance of the chief executive officer in light of those goals and objectives and determination of the chief executive officer’s compensation based on this evaluation;

  reviewing and making recommendations to the Board regarding the Company’s equity incentive plans and reviewing appropriateness of the allocation of benefits under the plan;

  adopting and reviewing a comprehensive statement of senior officer compensation philosophy and administering the Company’s compensation program in accordance with it; and

  reviewing and staying abreast of the Company’s management succession program for senior officer positions.

     The Compensation Committee meets at least annually to consider and make recommendations to the Board. Typically, the chief executive officer of the Company makes recommendations to the committee concerning individual salary levels, incentive bonuses, and other forms of compensation for all of the senior officers other than himself, which are then reviewed and submitted to the full Board for approval. The Compensation Committee makes its own determination concerning the chief executive officer’s salary, bonus and other types of compensation. The Compensation Committee also reviews the adequacy and form of director compensation on an annual basis. In general the Compensation Committee strives to ensure the Company’s compensation is competitive with that of its peers, reflects the performance of the Company, and is aligned with the interest of the Company’s shareholders. In carrying out its mandate, the Compensation Committee is authorized to hire independent counsel and advisors as it determines to carry out its duties. The Compensation Committee also prepares an annual report regarding executive compensation.

     Current Members. The Compensation Committee is presently comprised of Mr. Lindsey, Mr. Appleton and Mr. Okada, with Mr. Lindsey serving as chairman. The committee met one time during the year ended December 31, 2012. Each committee member was present at each such meeting. A copy of the Company’s Compensation Committee charter can be found on the Company’s website at www.revettminerals.com.

     Compensation Committee Interlocks and Insider Participation. During the year ended December 31, 2012 (a) no executive officer of the Company served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board) of another entity, one of whose executive officers served on the Company’s Compensation Committee; (b) no executive officer of the Company served as a director of another entity, one of whose executive officers served on the Company’s Compensation Committee; and (c) no executive officer of the Company served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board) of another entity, one of whose executive officers served as a director of the Company.

     For 2012, the Compensation Committee did not retain any outside consultants or advisors.

     Corporate Governance and Nominating Committee.

     Composition and Responsibilities. The Corporate Governance and Nominating Committee is comprised of three or more members of the Board. The primary functions of the committee are to assess the effectiveness of the Board as a whole, the committees of the Board and its individual members, periodically review and assess the Company’s governance practices, review and assess the qualifications of nominees to the Board, and orient new directors as to the Company and their responsibilities and duties as directors.

     In evaluating the performance of the Board, its committees and individual directors, the procedure to be followed for the year ending December 31, 2013 is that the Chairman of the Board will conduct private interviews with each director or have each director complete a questionnaire.

     The Corporate Governance and Nominating Committee is responsible for establishing the qualifications and skills necessary for members of the Board (as well as the skills and competencies the Board needs as a whole) and procedures for identifying possible nominees who meet the criteria. In discharging these responsibilities, the Corporate Governance and Nominating Committee considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and to maintain a balance of knowledge, experience and capability. In the case of incumbent directors, the Corporate Governance and Nominating Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Corporate Governance and Nominating Committee would also consider whether the nominee is independent within the meaning of NI 58-101 and NI 52-110 and for NYSE MKT purposes, which determination is based upon applicable NYSE MKT listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. In fiscal 2012, neither the Corporate Governance and Nominating Committee nor the Board paid any fees to any third party to assist in the process of identifying or evaluating director candidates.

     Shareholders who wish to nominate a director may do so by delivering a written notice to the Company by the time set out in the section entitled “Part Two – Business of the Meeting - Confirmation of By-Law Amendments”. No shareholder or shareholders holding 5% or more of the Company’s outstanding common shares, either individually or in aggregate, has recommended a nominee for election to the Board.

     Current Members. The Corporate Governance and Nominating Committee is presently comprised of Mr. Appleton, Mr. Okada and Mr. McCombe, with Mr. Okada serving as chairman. The committee met one time during the year ended December 31, 2012. Each committee member was present at each such meeting. A copy of the Company’s Corporate Governance and Nominating Committee charter can be found on the Company’s website at www.revettminerals.com.

     Environmental Committee.

     Composition and Responsibilities. The Environmental Committee is comprised of three directors, one of whom is designated by the Board to serve as Chair, and assists the Board in overseeing environmental stewardship.

     The Environmental Committee has been established to assist the Board in its oversight of environmental issues. The responsibilities of the Environmental Committee are to:

  Establish and recommend to the Board for approval, goals, policies and programs relative to environmental issues and any changes in or additions to such goals, policies and programs;

  Make inquiries of management concerning compliance with applicable laws, rules, regulations and standards of corporate conduct relative to environmental issues;

  Receive reports on the nature and extent of compliance or any non-compliance with environmental policies, programs and applicable legislation and establish plans to correct deficiencies, if any, and to report to the Board on the status of such matters;

  Review with management the following items as they relate to environmental matters: (i) the Company’s policies with respect to risk assessment and risk management; (ii) the Company’s major financial risk exposures; (iii) the steps management has taken to monitor and control such exposures; (iv) the effect of relevant regulatory initiatives and trends; and (v) all material claims, demands and legal proceedings against the Company;

  Review with management the Company’s record of performance on environmental matters, along with any proposed actions based on the record of performance; and

  Apprise the Audit Committee of significant changes in financial risk exposures or potential disclosure issues relating to environmental matters.

     Current Members. The Environmental Committee is presently comprised of Mr. Shanahan, Mr. Appleton and Mr. Lindsey, with Mr. Appleton serving as chairman. The committee met four times during the year ended December 31, 2012. Each committee member (other than Mr. Appleton who attended three meetings) was present at each such meeting.

     Safety Committee.

     Composition and Responsibilities. The Safety Committee is comprised of three directors, one of whom is designated by the Board to serve as Chair, and assists the Board in overseeing safety performance and goals. The Safety Committee has been established to assist the Board in its oversight of occupational safety issues. The responsibilities of the Safety Committee are to:

  Establish and recommend to the Board for approval, goals, policies and programs relative to safety issues and any changes in or additions to such goals, policies and programs;

  Make inquiries of management concerning compliance with applicable laws, rules, regulations and standards of corporate conduct relative to safety issues;

  Receive reports on the nature and extent of compliance or any non-compliance with safety policies, programs and applicable legislation and establish plans to correct deficiencies, if any, and to report to the Board on the status of such matters;

  Review with management the following items as they relate to safety matters: (i) the Company’s policies with respect to risk assessment and risk management; (ii) the Company’s major financial risk exposures; (iii) the steps management has taken to monitor and control such exposures; (iv) the effect of relevant regulatory initiatives and trends; and (v) all material claims, demands and legal proceedings against the Company;

  Review with management the Company’s record of performance on safety matters, along with any proposed actions based on the record of performance; and

  Apprise the Audit Committee of significant changes in financial risk exposures or potential disclosure issues relating to safety matters.

     Current Members. The Safety Committee is presently comprised of Mr. Shanahan, Mr. McCombe and Mr. Lindsey, with Mr. McCombe serving as chairman. The committee met four times during the year ended December 31, 2012. Each committee member was present at each such meeting.

Communications to the Board

Shareholders who are interested in communicating directly with members of the Board, or the Board as a group, may do so by writing directly to the individual Board member c/o Corporate Secretary, 11115 East Montgomery, Suite G Spokane Valley, WA 99206, Telephone number (509) 921-2294 and Facsimile number (509) 891-8901. The Corporate Secretary will forward communications directly to the appropriate Board member. If the correspondence is not addressed to the particular member, the communication will be forwarded to a Board member to bring to the attention of the Board. The Corporate Secretary will review all communications before forwarding them to the appropriate Board member.

PART FIVE - OTHER INFORMATION

INTEREST OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS

Except as disclosed in this Circular, management of the Company is not aware of a material interest, direct or indirect, of any director or executive officer of the Company, any other informed person of the Company, any proposed nominee for election as a director of the Company, or any associate or affiliate of any such person, in any transaction since the commencement of the Company’s most recently completed financial year or in any proposed transaction which has materially affected or would materially affect the Company or any of its subsidiaries.

INTERESTS OF CERTAIN PERSONS OR COMPANIES IN MATTERS TO BE ACTED UPON

Except as disclosed in this Circular, no person who has been a director or executive officer of the Company at any time since the beginning of its last completed fiscal year, no proposed nominee for election as a director, and no associate or affiliate of any of the foregoing persons has any material interest, direct or indirect, in any matter to be acted upon at the Meeting other than the election of directors and the advisory votes on executive compensation.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires any person who is a director or executive officer or who beneficially holds more than 10% of any class of our securities which have been registered with the Securities and Exchange Commission, to file reports of initial ownership and changes in ownership with the Securities and Exchange Commission. These persons are also required under the regulations of the Securities and Exchange Commission to furnish us with copies of all Section 16(a) reports they file. Under Canadian National Instrument 55-102 for Electronic Disclosure by Insiders (SEDI), these same persons are required to register and file reports of initial ownership and changes in ownership with applicable securities commissions on SEDI.

To our knowledge, based solely on our review of the copies of the Section 16(a) reports furnished to us, all Section 16(a) filing requirements applicable to our directors, executive officers and holders of more than 10% of any class of our registered securities were timely complied with during the year ended December 31, 2012.

ADDITIONAL INFORMATION

Additional information relating to the Company is available under the Company’s profile on EDGAR at www.sec.gov and on SEDAR at www.sedar.com. Financial information is provided in the Company’s comparative financial statements and management’s discussion and analysis for the year ended December 31, 2012.

The Company will provide to any person, upon request to the Secretary of the Company at 11115 E. Montgomery Drive, Suite G, Spokane Valley, Washington, USA 99206, at any time, a copy of the Company’s most recently filed annual financial statements, together with related MD&A, and any interim financial statements of the Company that have been filed for any period after the end of the Company’s most recently completed financial year, together with the related MD&A, provided that the Company will require the payment of a reasonable charge if the request is made by a person who is not a security holder of the Company.

GENERAL

Management of the Company knows of no matters to come before the Meeting other than as set forth in the Notice. However, if other matters which are not known to management should properly come before the Meeting, the accompanying proxy will be voted on such matters in accordance with the best judgment of the persons voting the proxy.

The CBCA permits certain eligible shareholders of the Company to submit shareholder proposals to the Company for inclusion in a management information circular for an annual meeting of shareholders. For the Company’s next annual meeting, shareholder proposals must be received by January , 2014.

Information contained in this Circular is given as at April 15, 2013 unless otherwise stated.

The Board has approved the contents of this Circular and its mailing to shareholders.

DATED April , 2013.

“John G. Shanahan”
John G. Shanahan
President and Chief Executive Officer

APPENDIX A
REVETT MINERALS INC.
(THE “COMPANY”)

ADVANCE NOTICE BY-LAW

20.1	ADVANCE NOTICE OF DIRECTOR NOMINATIONS

(a)	Subject to paragraph (b) below, nominations of persons for election as directors at a meeting of shareholders may be made only:

	(A)	by or at the direction of the Board;

	(B)	pursuant to a requisition of a meeting of shareholders or a proposal, in each case made in accordance with the Act; and

(C)

by a Nominating Shareholder who delivers a Nomination Notice to the Corporation within the Nomination Window by personal delivery to the Corporation’s registered office addressed to the Chief Executive Officer or by fax or email (at such fax number or email address as stipulated from time to time by the Corporation under its profile on SEDAR at www.sedar.com).

(b)

The Board may, prior to the meeting of shareholders, in its sole discretion, waive any requirement in this section 20.1. Unless waived by the Board, in no event shall any adjournment or postponement of a meeting of shareholders or the announcement thereof commence a new Nomination Window.

(c)	For the purposes this section 20.1, the following terms have the following meanings:

	(A)	“Local Time” means the local time at the Corporation’s registered office.

	(B)	“Meeting Announcement Date” in respect of a meeting of shareholders means, the date of the first public filing or announcement of the date of that meeting.

(C)

“Nomination Notice” means a written notice that sets forth (i) all information that would be required to be disclosed in a dissident proxy circular in connection with solicitations of proxies for election of directors pursuant to the Act and applicable securities laws relating to a Nominating Shareholder (as if that Nominating Shareholder were a dissident soliciting proxies) and each person whom that Nominating Shareholder proposes to nominate for election as a director; (ii) the class and number of shares of the Corporation held, directly or indirectly, by or on behalf of that Nominating Shareholder; (iii) confirmation that the proposed nominees meet the qualifications of directors and residency requirements set out in the Act; and (iv) confirmation as to whether each proposed nominee is independent for the purposes of National Instrument 52-110.

(D)

“Nominating Shareholder” in respect of a meeting of shareholders means, a person who is a registered or beneficial holder of one or more shares of the Corporation carrying the right to vote on the election of directors at that meeting as of (i) the record date for that meeting and (ii) the date on which the Nomination Notice is delivered to the Corporation.

Appendix A - 2

(E)	“Nomination Window” in respect of a meeting of shareholders means, the period of time:

(I)

in the case of an annual meeting, if that meeting is called for a date that is fewer than 50 days following the Meeting Announcement Date, starting at 9:00 a.m. (Local Time) on the Meeting Announcement Date and ending at 5:00 p.m. (Local Time) on the 10th day following the Meeting Announcement Date, and otherwise starting at 9:00 a.m. (Local Time) on the date that is 65 days prior to the date of that meeting and ending at 5:00 p.m. (Local Time) on the date that is 30 days prior to the date of that meeting; or

(II)

in the case of a special meeting (which is not also an annual meeting) called for the purpose of electing directors (whether or not called for other purposes), starting at 9:00 a.m. (Local Time) on the Meeting Announcement Date and ending at 5:00 p.m. (Local Time) on the 15th day following the Meeting Announcement Date.

APPENDIX B
REVETT MINERALS INC.
(the “Company”)

CHARTER OF THE BOARD OF DIRECTORS

April 2013

1.	Role of the Board

The role of the board of directors of the Company is to oversee, directly and through its committees, the business and affairs of the Company, which are conducted by its officers and employees under the direction of the Chief Executive Officer (“CEO”). In doing so, the board acts at all times with a view to the best interests of the Company.

The board is elected by the Company's shareholders to oversee management, with the objective of advancing the best interests of shareholders by enhancing shareholder value in a manner that recognizes the concerns of other stakeholders in the Company, including its employees, suppliers, customers and the communities in which it operates.

2.	Authority and Responsibilities

The board meets regularly to review reports by management on the performance of the Company. In addition to the general supervision of management, the board performs the following functions:

a)

strategic planning - overseeing the strategic planning process within the Company and periodically reviewing, approving and monitoring the strategic plan for the Company including fundamental financial and business strategies and objectives;

b)	risk assessment - assessing the major risks facing the Company and reviewing, approving and monitoring the manner of managing those risks;

c)	CEO - developing the corporate objectives that the CEO is responsible for meeting and selecting, evaluating and compensating the CEO;

d)	senior management - overseeing the selection, evaluation and compensation of senior management and monitoring succession planning;

e)

communications and disclosure policy - adopting a communications and disclosure policy for the Company, including ensuring the timeliness and integrity of communications to shareholders and establishing suitable mechanisms to receive stakeholder views;

f)	corporate governance - developing the Company's approach to corporate governance, including developing a set of corporate governance principles and guidelines applicable to the Company;

g)

internal controls - reviewing and monitoring the controls and procedures within the Company to maintain its integrity including its disclosure controls and procedures, and its internal controls and procedures for financial reporting and compliance; and

h)

maintaining integrity - on an ongoing basis, satisfying itself as to the integrity of the CEO and other executive officers and that the CEO and other executive officers create a culture of integrity throughout the Company, including compliance with its Code of Business Conduct and Ethics.

Appendix B - 2

3.	Composition and Procedures

a)

Size of board and selection process - The directors of the Company are elected each year by shareholders at the annual meeting of shareholders. The Board, with the assistance of the Corporate Governance and Nominating Committee, proposes individual nominees to shareholders for election. Any shareholder may propose a nominee for election to the board either by means of a shareholder proposal upon compliance with the requirements prescribed by the Canada Business Corporations Act (“CBCA”) or by complying with the advance notice requirements of the Company’s by-laws. The board also recommends the number of directors on the board to shareholders for approval. Between annual meetings, the board may appoint directors to serve until the next annual meeting.

b)

Qualifications - Directors should have the highest personal and professional ethics and values and be committed to advancing the best interests of the Company. They should possess skills and competencies in areas that are relevant to the Company's activities. A majority of the directors will be independent based on the rules and guidelines of applicable stock exchanges and securities regulatory authorities.

c)	Director orientation - The Company's management team is responsible for providing an orientation and education program for new directors.

d)

Meetings - The board has at least four scheduled meetings a year plus. The board is responsible for its agenda. Prior to each board meeting, the CEO discusses agenda items for the meeting with the Chairman of the board. Materials for each meeting are distributed to the directors in advance of the meetings. At the conclusion of each regularly scheduled meeting, the independent directors meet without management present.

e)

Committees - The board has established the following standing committees to assist the board in discharging its responsibilities: (i) Audit, (ii) Corporate Governance and Nominating, (iii) Compensation, (iv) Environmental, and (v) Safety. Special committees may be established from time to time to assist the board in connection with specific matters. The chair of each committee reports to the board following meetings of the committee. The terms of reference of each standing committee are reviewed periodically by the board.

f)

Evaluation - The Corporate Governance and Nominating Committee performs an annual evaluation of the effectiveness of the board as a whole, the committees of the board and the contributions of individual directors. In addition, each committee assesses its performance annually.

g)

Compensation - The Compensation Committee recommends to the board the compensation for non- management directors. In reviewing the adequacy and form of compensation, the committee seeks to ensure that the compensation reflects the responsibilities and risks involved in being a director of the Company and aligns the interests of the directors with the best interests of the Company.

h)

Access to independent advisors - The board and any committee may at any time retain outside financial, legal or other advisors at the expense of the Company. Any director may, subject to the approval of the Chairman of the board, retain an outside advisor at the expense of the Company.

Reviewed and approved by the Board of Directors on April 15, 2013